EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-106328 and 333-114078) and Form S-8 (Nos. 333-26797, 333-30771, 333-39213, 333-39189, 333-69761, 333-69765, 333-93413, 333-93407, 333-67790, 333-97891 and 333-111253) of Vital Images, Inc. of our report dated February 6, 2004, except as to Note 16 for which the date is February 14, 2004, and except as to Note 14 for which the date is November 19, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 19, 2004